                                                                   EXHIBIT 2.6


                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                     JONES CABLE INCOME FUND 1-B/C VENTURE

                                      AND

                            MEDIACOM CALIFORNIA LLC

                                     DATED

                               SEPTEMBER 17, 1997

                               TABLE OF CONTENTS


1. CERTAIN DEFINITIONS...................................................... 1
2. PURCHASE AND SALE OF THE ASSETS.......................................... 7
      2.1.  Agreement to Purchase and Sell.................................. 7
      2.2.  Excluded Assets................................................. 7
      2.3.  Deposit......................................................... 8
      2.4.  Purchase Price.................................................. 8
      2.5.  EBS Adjustment.................................................. 9
      2.6.  Current Items Amount............................................ 9
      2.7.  Adjustments and Current Items Amount Calculated................. 10
      2.8.  Assumption of Liabilities....................................... 11
      2.9.  Allocation...................................................... 12
3. SELLER'S REPRESENTATIONS................................................. 12
      3.1.  Organization and Qualification.................................. 12
      3.2.  Authorization................................................... 12
      3.3.  System Information.............................................. 12
      3.4.  No Other Operators.............................................. 13
      3.5.  Title and Condition of Personal Property........................ 13
      3.6.  Franchises, Licenses and Contracts.............................. 14
      3.7.  No Conflicts; Consents.......................................... 14
      3.8.  Litigation...................................................... 15
      3.9.  Employment Matters.............................................. 15
      3.10. Taxes........................................................... 16
      3.11. Financial Statements............................................ 16
      3.12. No Adverse Change............................................... 16
      3.13. Compliance with Legal Requirements.............................. 17
      3.14. Environmental Laws and Regulations.............................. 18
      3.15. Real Property................................................... 19
      3.16. Non-Infringement................................................ 19
      3.17. Accounts Receivable............................................. 20
      3.18. Books and Records............................................... 20
      3.19. Bonds........................................................... 20
      3.20. Insurance....................................................... 20
      3.21. Sufficiency of Assets........................................... 20
      3.22. Accuracy of Schedules........................................... 20
      3.23. Disclosure...................................................... 20
4. BUYER'S REPRESENTATIONS.................................................. 21
      4.1.  Organization.................................................... 21
      4.2.  Authorization................................................... 21
      4.3.  Disclosure...................................................... 21
5. COVENANTS................................................................ 21
      5.1.  Seller's Pre-Closing Obligations................................ 21
      5.2.  Financial Information........................................... 24
      5.3.  Title Matters................................................... 24
      5.4.  Employees of the System......................................... 24
      5.5.  Cooperation in the Obtaining of Consents........................ 24
      5.6.  HSR Act Compliance.............................................. 25
      5.7.  Bulk Sales...................................................... 25
      5.8.  Leased Property................................................. 25
      5.9.  Use of Names and Logos.......................................... 25
      5.10. Transitional Billing Services................................... 26
6. CONDITIONS PRECEDENT..................................................... 28

      6.1.  Conditions Precedent to Buyer's Obligations..................... 28
      6.2.  Conditions Precedent to Seller's Obligations.................... 29
7. CLOSING.................................................................. 30
      7.1.  Time and Place.................................................. 30
      7.2.  Seller's Deliveries............................................. 30
      7.3.  Buyer's Obligations............................................. 31
8. TERMINATION.............................................................. 32
      8.1.  Termination Events.............................................. 32
      8.2.  Effect of Termination........................................... 33
9. SURVIVAL OF REPRESENTATIONS AND INDEMNITY................................ 34
      9.1.  Survival of Representations, Warranties and Covenants........... 34
      9.2.  Seller's Indemnity.............................................. 34
      9.3.  Buyer's Indemnity............................................... 35
      9.4.  Procedure for Indemnified Third Party Claim..................... 35
      9.5   Determination of Indemnification Amounts........................ 35
      9.6.  Indemnity Escrow................................................ 36
      9.7.  Determination of Indemnification Amounts and Related Matters.... 36
10. CONFIDENTIALITY AND PRESS RELEASES...................................... 36
      10.1. Confidentiality................................................. 36
      10.2. Press Releases.................................................. 37
11. BROKERAGE FEES.......................................................... 37
12. CASUALTY LOSSES......................................................... 37
13. MISCELLANEOUS........................................................... 38
      13.1. Further Assurances.............................................. 38
      13.2. Notices......................................................... 38
      13.3. Assignment; Binding Effect...................................... 39
      13.4. Expenses........................................................ 39
      13.5. Taxes........................................................... 39
      13.6. Collection of Accounts.......................................... 39
      13.7. Entire Agreement; Amendments; Waivers........................... 40
      13.8. Counterparts.................................................... 40
      13.9. Severability.................................................... 40
      13.10. Schedules and Exhibits; Headings............................... 40
      13.11. Governing Law.................................................. 40
      13.12. Third Parties; Joint Ventures.................................. 40
      13.13. Construction................................................... 40
      13.14. Attorney's Fees................................................ 41
      13.15. Commercially Reasonable Efforts................................ 41

                    INDEX OF OMITTED SCHEDULES AND EXHIBITS




Schedules

     2.2                       Excluded Contracts
     3.3                       System Information
     3.4                       Other Operators
     3.5                       Personal Property
     3.6                       Franchises, Licenses and Contracts
     3.7                       Consents
     3.8                       Litigation
     3.9                       Employees of the System
     3.10                      Taxes
     3.12                      Material Adverse Changes
     3.13                      Legal Requirements
     3.14                      Environmental Matters
     3.15                      Real Property
     3.19                      Bonds
     3.21                      Sufficiency of Assets
     5.1                       Discount and Late Charge Policies


Exhibits

     A                         Form of Indemnity Escrow Agreement
     B                         Form of Bill of Sale, Assignment and Assumption
                               Agreement
     C                         Form of Opinion of Seller's Counsel
     D                         Form of Noncompetition Agreement
     E                         Form of Opinion for Buyer's Counsel
     F                         Form of Opinion of Seller's FCC Counsel

Registrants agree to furnish supplementally a copy of such Schedules and Exhibits to the Commission upon request.

                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This ASSET PURCHASE AGREEMENT (the "Agreement") is made as of the 17th day of September 1997, by and between JONES CABLE INCOME FUND 1-B/C VENTURE, a Colorado general partnership ("Seller") and MEDIACOM CALIFORNIA, LLC, a Delaware limited liability company ("Buyer").

                                    RECITALS
                                    --------

     A. Seller owns and operates a cable television system operating in and around the communities of Clearlake and Lake Port, California (the "System").

     B. Seller desires to sell, and Buyer desires to purchase, substantially all of the assets comprising the System on the terms and conditions set forth in this Agreement.

                                   AGREEMENTS
                                   ----------

     In consideration of the mutual promises and covenants hereinafter set forth, Buyer and Seller hereby agree as follows:

1.   DEFINITIONS.
     -----------

     As used in this Agreement, the following terms, whether in singular or plural form, shall have the following meanings:

     1.1.  "Accounts Receivable" means the rights of Seller to payment for any
            -------------------
services rendered by Seller in connection with the operation of the System, including, but not limited to, advertising sales, as reflected on the billing records of Seller prior to the Selling Date.

     1.2.  "Assumed Contracts" means (i) all Contracts listed in Schedule 3.6
            -----------------
hereto designated with an asterisk to indicate that such Contracts will be assumed by Buyer; (ii) any Contracts entered into by Seller in the ordinary course of business and as permitted by this Agreement between the date hereof and the Closing Date that would have been listed on Schedule 3.6 had they been in existence on the date hereof; and (iii) all Contracts (except employee-related contracts, vehicle leases and the Contracts referred to or listed in
Section 2.2) which meet the criteria set forth in Section 3.6.1 (i), (ii), (iii)
-----------                                       -------------
or (iv) for exclusion from Schedule 3.6.

     1.3.  "Basic Service" means the lowest tier of service offered to
            -------------
subscribers of the System.

     1.4.  "Cable Act" means Title VI of the Communications Act of 1934, as
            ---------
amended. 47 U.S.C. (S)151 et seq., and all other provisions of the Cable
                          ------
Communications Policy Act of 1984, Pub. L. No. 98-549, the Cable Television Consumer Protection and Competition Act of 1992, Pub. L. No. 102-385, and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act, as such statutes may be amended from time to time, and the rules and regulations promulgated thereunder.

     1.5.  "Closing" means the consummation of the transaction contemplated by
            -------
this Agreement in accordance with the provisions of Section 7.
                                                    ---------

     1.6.  "Closing Date" means the date of the Closing as determined in
            ------------
accordance with the provisions of Section 7.
                                  ---------

     1.7.  "Code" means the Internal Revenue Code of 1986, as amended, and the
            ----
regulations thereunder, or any subsequent legislative enactment thereof, as in effect from time to time.

     1.8.  "Consents" means all of the consents, permits or approvals of third
            --------
parties required by law or contractual agreement to transfer the Assets to Buyer or otherwise to consummate lawfully the transaction contemplated hereby.

     1.9.  "Contracts" means all contracts, leases, private easements, private
            ---------
rights-of-way, multiple dwelling unit agreements, retransmission consent agreements relating to the System other than those described as Excluded Contracts, must carry notifications, pole attachment and conduit agreements, subscriber agreements and other agreements, written or oral (including any amendments and other modifications thereto) to which Seller is a party and which affect the Assets or the business or operations of the System other than those described as Excluded Contracts, and (i) which are in effect on the date hereof and which by their terms (including any renewal options exercised by Seller) are to be in effect as of the Closing Date, or (ii) which are entered into by Seller in the ordinary course of business as permitted by this Agreement between the date of this Agreement and the Closing Date and which by their terms (including any renewal options exercised by Seller) are to be in effect as of the Closing Date.

     1.10. "Equivalent Basic Subscribers (or "EBSs")" means (i) the number of
            ----------------------------------------
residential households that subscribe to Basic Service (exclusive of secondary outlets and courtesy accounts) which pay the standard rate for Basic Service in the System without discount, each of which has paid in full without discount at least one monthly bill generated in the ordinary course of business, none of which, as of the Closing Date, is pending disconnection for any reason, and none of which is, as of the Date of Closing, delinquent in payment for services for more than sixty days (provided that a customer's account shall not be considered past due as a result of unpaid amounts not exceeding $5.00 in the more than 60 day aging category) plus (ii) the number of equivalent bulk subscribers (determined by dividing the aggregate dollar amount collected from bulk/commercial accounts for Basic Service and Expanded Basic Service in the System by the combined monthly rate for residential Basic Service and Expanded Basic Service then in effect in the System), each of which has paid in full without discount at least one monthly bill generated in the ordinary course of business, none of which, as of the Closing Date, is pending disconnection for any reason, and none of which is, as of the Date of Closing, delinquent in the payment for services for more than sixty days (provided that a customer's account shall not be considered past due as a result of unpaid amounts not exceeding $5.00 in the more than 60 day aging category). The definition of Equivalent Basic Subscriber shall not include any subscriber which has been obtained within the 12 month period prior to the Closing Date by offers made, promotions conducted or discounts given outside the ordinary course of business or any subscriber which otherwise falls within the definition of an EBS because its account has been compromised or written off within the 12 month period prior to the Closing Date, other than in the ordinary course of business consistent with past practices for reasons including, but not limited, to service interruptions, but not for the purpose of making it qualify as an EBS.

     1.11. "ERISA" means the Employee Retirement Income Security Act of 1974,
            -----
as amended, and rules and regulations promulgated thereunder and published interpretations with respect thereto.

     1.12. "Expanded Basic Service" means any package of basic video programming
            ----------------------
provided over the System, regardless of service tier, other than (a) Basic Service, (b) premium channels or (c) pay-per-view channels.

     1.13. "FCC" means the Federal Communications Commission.
            ---

     1.14. "Franchises" means all municipal, county and state franchises,
            ----------
franchise applications (if any), authorizations, ordinances and permits relating to the System, other than the Licenses.

     1.15. "Governmental Authority" means (i) the United States of America, any
            ----------------------
state, commonwealth, territory, or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including but not limited to courts, tribunals, departments, commissions, boards, bureaus, agencies, counties, municipalities, provinces, parishes, and other instrumentalities, and (ii) any foreign (as to the United States of America) sovereign entity, including but not limited to nations, states, republics, kingdoms and principalities, any state, province, commonwealth, territory or possession thereof, and any political subdivision, quasi-governmental authority, or instrumentality of any of the same.

     1.16. "Hazardous Substances" means (i) any "hazardous waste" as defined by
            --------------------
the Resources Conservation and Recovery Act of 1976 ("RCRA") (42 U.S.C. (S)6901 et seq.), as amended, and rules and regulations promulgated thereunder; (ii) any
------
"hazardous substance" as
defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), as amended, and rules and
                                -------
regulations promulgated thereunder; (iii) any substance regulated by the Toxic Substances Act ("TSCA") (42 U.S.C. (S)2601 et seq.), as amended, and rules and
                                           -------
regulations promulgated thereunder; (iv) asbestos; (v) polychlorinated biphenyls; (vi) any substances regulated under the provisions of Subtitle I of RCRA relating to underground storage tanks; (vii) any substance the presence, use, treatment, storage or disposal of which on the Real Property is prohibited by any Legal Requirements; and (viii) any other substance which by any Legal Requirements require special handling, reporting or notification of any Governmental Authority in its collection, storage, use, treatment, or disposal.

     1.17.  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
             -------
1976, as amended.

     1.18.  "Judgment" means any judgment, writ, order, injunction, award or
             --------
decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, arbitrator or panel of arbitrators, and any order of or by any Governmental Authority.

     1.19.  "Knowledge" with respect to any matter means the actual awareness or
             ---------
knowledge of such Person (if a natural person) or any of the officers or System general managers of such Person (if not a natural Person), as opposed to implied or institutional knowledge, but without any duty of investigation or inquiry.

     1.20.  "Legal Requirements" means applicable common law and any statute,
             ------------------
ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including Judgments.

     1.21.  "Licenses" means all domestic satellite, business radio, CARS,
             --------
microwave and other licenses, and all authorizations and permits relating to the System granted to Seller by any Governmental Authority, except the Franchises or any public easements or rights-of-way related thereto.

     1.22.  "Lien" means any security agreement, financing statement filed with
             ----
any Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any lien, mortgage, indenture, pledge, option, constructive trust or other trust, claim, or attachment, easement, right-of-entry, restrictive covenant, restriction on transfer, or any other exception or defect in title or interest, or other ownership interest (including, but not limited to, possibilities of reverter) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement, Contract or otherwise.

     1.23.  "Litigation" means any claim, action, suit, proceeding, arbitration,
             ----------
investigation, hearing or other activity or procedure that could result in a Judgment, and any notice of any of the foregoing.

     1.24.  "Losses" means any claims, losses, liabilities, damages, Liens,
             ------
penalties, costs, and expenses, including, but not limited to, interest which may be imposed in connection therewith, expenses of investigation, reasonable fees and disbursements of counsel and other experts, and the cost to any Person making a claim or seeking indemnification under this Agreement with respect to funds expended by such Person by reason of the occurrence of any event with respect to which indemnification is sought.

     1.25.  "Person" means any natural person, Governmental Authority,
             ------
corporation, limited liability company, general or limited partnership, limited liability general or limited partnership, joint venture, trust, association or unincorporated entity of any kind.

     1.26.  "Personal Property" means all of the equipment, plant, inventory,
             -----------------
vehicles, spare parts, supplies and other tangible personal property which are owned or leased by Seller and used or useful as of the date hereof in the conduct of the business or operations of the System, other than the Excluded Assets, plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date of this Agreement and the Closing Date.

     1.27.  "Real Property" means all of the fee estates, and all buildings,
             -------------
fixtures, and other improvements located thereon, leasehold interests in real estate, private easements, private rights to access, private rights-of-way, and other real property interests which are owned or leased by Seller and used or useful, as of the date of this Agreement, in the conduct of the business or operations of the System, plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date of this Agreement and the Closing Date.

     1.28.  "Taxes" means all levies and assessments of any kind or nature
             -----
imposed by any Governmental Authority, including but not limited to all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, excise or property taxes, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.

     1.29.  "Tentative Subscriber" shall mean any subscribers for Basic Service
             --------------------
who, within thirty days prior to the Closing Date, have paid one payment (which can include a prorata payment in respect of a partial month's service or a payment in respect of installation equal to at least 50% of the standard installation fees at hook-up) but have not yet paid at least one full monthly bill generated in the ordinary course of business.

     1.30. "Transaction Documents" means all instruments and documents executed
            ---------------------
and delivered by Buyer or Seller or any officer, director or affiliate of either of them in connection with this Agreement or the transaction contemplated hereby.

     1.31. List of Additional Definitions. The following is a list of additional
           ------------------------------
terms used in this Agreement and a reference to the Section hereof in which such term is defined:

          Term                                 Section
          ----                                 -------

          Adjustment Time                        2.6
          Assets                                 2.1
          Assumed Liabilities                    2.8
          Buyer                                  Preamble
          Current Items Amount                   2.6
          Deposit                                2.3
          EBS Adjustment Amount                  2.5
          EBS Shortfall                          2.5
          Escrow Agent                           2.3
          Excluded Assets                        2.2
          Excluded Contracts                     2.2.2
          Final Subscriber Count                 2.5
          GAAP                                   2.6
          Final Adjustment                       2.7
          Financial Statements                   3.11
          Indemnitee                             9.4
          Indemnitor                             9.4
          Independent Accountant                 2.7
          Initial Adjustment Certificate         2.7
          Material Consent                       6.1.2
          Outside Closing Date                   7.1
          Owned Property                         5.12
          Permitted Liens                        5.3
          Purchase Price                         2.4
          Seller                                 Preamble
          Study                                  5.12
          Subscriber Estimate                    2.5
          System                                 Recitals
          Threshold Amount                       9.5
          Title Commitments                      5.3
          Title Defect                           5.3
          Transitional Billing Services          5.7

2.   PURCHASE AND SALE OF THE ASSETS.
     -------------------------------

     2.1. Agreement to Purchase and Sell. Subject to the terms and conditions
          ------------------------------
set forth in this Agreement, at Closing, Seller will sell to Buyer, and Buyer will purchase from Seller, subject to Permitted Liens and Liens for ad valorem Taxes not yet due and payable, the following described tangible and intangible assets used or useful in connection with the conduct of the business or operations of the System (collectively, the "Assets"):

          2.1.1  the Personal Property;

          2.1.2  the Real Property;

          2.1.3  the Franchises;

          2.1.4  the Assumed Contracts;

          2.1.5  the Accounts Receivable;

          2.1.6  the Licenses;

          2.1.7 all of Seller's technical information and data, customer lists, machinery and equipment warranties, maps, computer disks and tapes, plans, diagrams, blueprints and schematics relating to the System, including filings with the FCC, other than as any of the foregoing relate to the Excluded Assets;

          2.1.8 all books and records relating to the business or operations of the System, including executed copies of the Assumed Contracts, subject to the right of Seller to have such books and records made available to Seller for a reasonable period, not to exceed three years from the Closing Date;

          2.1.9 the goodwill and going concern value generated by Seller with respect to the System, if any; and

          2.1.10 all intangible assets of Seller relating to the System not specifically described above.

     2.2. Excluded Assets. The following assets shall not be transferred by
          ---------------
Seller to Buyer and are specifically excluded from the definition of Assets (collectively, the "Excluded Assets"):

          2.2.1 Seller's cash on hand as of the Closing Date, and all other cash in any of Seller's bank or savings accounts, any and all insurance policies, construction and performance bonds, intercompany receivables with respect to any affiliate of Seller, letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments;

           2.2.2 Any programming Contracts, employment Contracts, consulting Contracts, billing services and related leased equipment, employee benefit plans, and the Contracts described on Schedule 2.2 (the "Excluded Contracts");

           2.2.3 Any books and records that Seller is required by law to retain, subject to the right of Buyer to have access to and to copy for a reasonable period, not to exceed three years from the Closing Date, and Seller's partnership books and records related to internal partnership matters and financial relationships with Seller's lenders;

           2.2.4 Any claims, rights and interests in and to any refunds of federal, state or local franchise, income or other taxes or fees for periods prior to the Closing Date;

           2.2.5 The trademarks, trade names, service marks and all other information and similar intangible assets relating to Seller or the System, subject to the right of Buyer to use such assets as provided for in Section 5.9;
                                                                    -----------
and

           2.2.6  The rights, assets and properties described on Schedule 2.2.

     2.3.  Deposit. Upon execution and delivery of this Agreement by Seller and
           -------
Buyer, Buyer shall deliver $300,000.00 (the "Deposit") to Colorado National Bank ("Escrow Agent"), to be held in an interest bearing account and applied pursuant to the terms of that certain Escrow Agreement, dated the date hereof, by and among Seller, Buyer and Escrow Agent.

     2.4.  Purchase Price. Subject to the terms and conditions of this
           --------------
Agreement, at the Closing, Buyer shall deliver to Seller by wire transfer of immediately available funds, to such account or accounts as are designated in writing by Seller to Buyer, the sum of $21,400,000.00 (the "Purchase Price"), which sum shall be (i) reduced by the amount of the Deposit, which is to be retained by the Escrow Agent to secure payment by Seller of any indemnification obligations to Buyer in accordance with the terms of an indemnity escrow agreement in substantially the form attached hereto as Exhibit A (the "Indemnity
                                                       ---------
Escrow Agreement") to be delivered by Buyer, Seller and Escrow Agent at Closing, and (ii) subject to upward or downward adjustment, as the case may be, pursuant to Sections 2.5. 2.6 and 2.7 below. At Closing, any interest which has accrued
   -------------------------
on the Deposit shall be delivered to Buyer by Escrow Agent.

     2.5.  EBS Adjustment.
           --------------

          2.5.1 The Purchase Price shall be adjusted downward by an amount equal to $1,237.00 multiplied by the number, if any, of Equivalent Basic Subscribers of the System less than 17,300 as of the Closing Date (the "EBS Adjustment Amount"); provided, however, that the EBS Adjustment Amount shall not be greater than $804,050.00 except as provided below.

          2.5.2 In the event that the number of EBS's estimated by Seller at Closing as set forth in the Initial Adjustment Certificate (the "Subscriber Estimate") is equal to or greater than 16,650 but is determined upon post-Closing verification and adjustment under Section 2.7.2 (the "Final Subscriber
                                          -------------
Count) to be fewer than 16,650, then the EBS Adjustment Amount shall not be subject to the $804,050.00 limitation set forth above. In the event that the Subscriber Estimate provided by Seller at Closing is less than 16,650 and Buyer elects to proceed to Closing, and the Final Subscriber Count is less than the Subscriber Estimate, then Buyer shall be entitled to a further Purchase Price reduction equal to $1237.00 multiplied by the difference between the Subscriber Estimate and the Final Subscriber Count notwithstanding the limitation on the EBS Adjustment Amount set forth above.

          2.5.3 In the event that the Subscriber Estimate is below 17,300 (an "EBS Shortfall") and, as of the Closing Date, there are Tentative Subscribers which may have otherwise prevented an EBS Shortfall, then, at the Closing, Buyer shall deposit into a separate escrow account under the Indemnity Escrow Agreement an amount equal to $1237.00 multiplied by the number of Tentative Subscribers which would reduce or eliminate the EBS Shortfall if they qualify to be included in the calculation of Equivalent Basic Subscribers for purposes of the Final Adjustment as set forth in Section 2.7. For example, (i) if there is
                                     -----------
an EBS Shortfall of 10 subscribers (i.e. 17,290 EBS at Closing) and their are 15 Tentative Subscribers that have not been included in the Subscriber Estimate, Buyer shall deposit 10 times $1237.00 or $12,370 into such separate escrow account; or (ii) if there is an EBS Shortfall of 10 subscribers (i.e., 17,290 at Closing) and there are 5 Tentative Subscribers that have not been included in the Subscriber Estimate, Buyer shall deposit 5 times $1,237.00, or $6,185, into such separate escrow account.

     2.6.  Current Items Amount. Buyer or Seller, as appropriate, shall pay to
           --------------------
the other (by increasing or decreasing the Purchase Price paid to Seller at the Closing) the net amount of the adjustments and prorations effected pursuant to Sections 2.6.1 and 2.6.2 below (the "Current Items Amount"). The adjustments
------------------------
provided for herein shall be made in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis as of the close of business (11:59 p.m., mountain time) on the day immediately preceding the Closing Date (the "Adjustment Time").

           2.6.1.  Accounts Receivable. Seller shall be entitled to an amount
                   -------------------
equal to the sum of (i) 100% of the face amount of all Accounts Receivable that are current or 30 days or less past due as of the Adjustment Time, plus (ii) 90% of the face amount of all Accounts

Receivable that are between 31 days and 60 days past due as of the Adjustment Time, and (iii) 0% for all Accounts Receivable that are 60 days or more past due as of the Adjustment Time. For purposes of making "past due" calculations, the monthly billing statements of Seller shall be deemed to be due and payable on the first day of the month during which the service to which such billing statements relate is provided.

          2.6.2  Advance Payments and Deposits. Buyer shall be entitled to a
                 -----------------------------
credit against the Purchase Price in an amount equal to the aggregate of (i) all deposits of subscribers of the System for converters, decoders, and similar items, and (ii) all payments for services to be rendered by Buyer to subscribers of the System after the Adjustment Time.

          2.6.3  Expenses. As of the Adjustment Time, the following expenses
                 --------
shall be prorated, in accordance with GAAP so that all expenses for periods prior to the Adjustment Time shall be for the account of Seller, and all expenses for periods after the Adjustment Time shall be for the account of
Buyer: (i) all payments and charges under the Franchises, the Licenses, and the Assumed Contracts; (ii) Taxes levied or assessed against any of the Assets;
(iii) Taxes, if any, payable with respect to cable television service and related sales to subscribers of the System; (iv) charges for utilities and other goods or services furnished to the System: (v) copyright fees based on signal carriage by the System; and (vi) all other items of expense relating to the System; provided, however, that Seller and Buyer shall not prorate any (x) items of expense payable under any Excluded Assets or (y) payroll expenses, including accrued wages and vacation and sick pay for the employees of the System, all of which shall remain and be solely for the account of Seller. In addition to the foregoing, the cost of the Phase I Environmental Studies contemplated by Section
                                                                         -------
5.12 of this Agreement shall be shared equally by the parties.
----

     2.7. Adjustments and Current Items Amount Calculated.
          -----------------------------------------------

          2.7.1. Initial Adjustment Certificate. The Subscriber Estimate, the
                 ------------------------------
EBS Adjustment Amount, if any, and the Current Items Amount shall be estimated in good faith by Seller, and set forth, together with a detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate") executed by a duly authorized representative of Seller and delivered, together with such supporting documentation as the Buyer may reasonably request, to Buyer not later than ten (10) days prior to the Closing. The Initial Adjustment Certificate, as agreed to by the parties, shall constitute the basis on which the EBS Adjustment Amount and the Current Items Amount are calculated for purposes of the Closing. In the event that any item reflected on the Initial Adjustment Certificate is in dispute as of the Closing Date, the disputed amount shall be deposited into an escrow account by the party to be charged and held by the Escrow Agent in accordance with the terms of the Indemnity Escrow Agreement until the Final Adjustment is finally determined in accordance with the provisions of Section 2.7.2 below.
              -------------

          2.7.2  Final Adjustment. On or before the date which is ninety (90)
                 ----------------
days after the Closing Date, Seller shall deliver to Buyer a final calculation of the adjustments calculated as of the Closing Date (the "Final Adjustment"), together with such supporting documentation as Buyer may reasonably request, which shall evidence in reasonable detail the nature and extent of each adjustment. For the purposes of the Final Adjustment, Tentative Subscribers who have paid a full monthly bill generated in the ordinary course of business within 30 days following Closing will be included in the final calculation of Equivalent Basic Subscribers. Seller shall cooperate with Buyer and provide reasonable access to the necessary personnel and records of Seller and deliver to Buyer copies of such records as Buyer may reasonably request, to review the Final Adjustment. Should Buyer dispute Seller's Final Adjustment, Buyer shall promptly, but in no event later than 30 days after receipt of the Final Adjustment, deliver to Seller written notice describing in reasonable detail the dispute, together with Buyer's determination as to the Final Adjustment in reasonable detail. If the dispute is not resolved by the parties within 30 days from the date of receipt by Seller of written notice from Buyer, the parties agree to engage Ernst & Young or another "big six" accounting firm mutually acceptable to Seller and Buyer (the "Independent Accountant") to resolve the dispute within 30 days after such engagement. The Independent Accountant's determination shall be final and binding on the parties. Buyer or Seller, as the case may be, shall make (or, to the extent held in escrow, Buyer and Seller shall instruct the Escrow Agent to make) appropriate payment to the other of the difference between the Final Adjustment amount and the adjustment amount paid at Closing pursuant to the Initial Adjustment Certificate within three business days following (a) the agreement of the parties as to the Final Adjustment, (b) the resolution of any dispute by the parties; or (c) the receipt of the Independent Accountant's final determination, as the case may be. All fees and costs of the Independent Accountant shall be borne by the non-prevailing party as determined by the Independent Accountant; provided, however, that if the Independent Accountant does not make such a determination, the costs and expenses of the Independent Accountant shall be borne equally by the Seller and the Buyer.

     2.8. Assumption of Liabilities. As of the Closing Date, Buyer shall
          -------------------------
assume, pay, discharge, and perform the following obligations and liabilities (collectively, the "Assumed Liabilities"): (i) all liabilities and obligations with respect to acts, omissions or events occurring subsequent to the Closing Date under any Franchise, License, or Assumed Contract; (ii) other obligations and liabilities of Seller relating to the Assets only to the extent that there shall be an adjustment in favor of Buyer with respect thereto pursuant to
Section 2.6; and (iii) all obligations and liabilities arising out of Buyer's
-----------
ownership of the Assets or operation of the System after the Closing Date. All debts, liabilities, and obligations arising out of or relating to the Assets or the operation of the System other than the Assumed Liabilities shall remain and be the obligations and liabilities of Seller including any rate refund or credit, penalty and/or interest payment with respect thereto, ordered by any Governmental Authority with respect to the System for periods through and including the Closing Date. Without limiting the foregoing, Buyer shall assume no liability or obligation with respect to the payment of salary or severance or provision of benefits, including but not limited to the benefits payable under any employee benefit plan with respect to the employment of any employee or independent contractor of the System or former employee of the System prior to Closing. Seller shall be responsible for compliance with the COBRA notice and continuation coverage requirements under Part 6 of Title I of ERISA, with respect to all employees (and their beneficiaries) experiencing a qualifying event (as defined in Section 603 of ERISA) on account of the transactions contemplated by this Agreement or occurring prior to the Closing.

     2.9.  Allocation. For federal income and other applicable tax purposes, the
           ----------
Purchase Price shall be allocated among the Assets as agreed to by the parties prior to the Closing Date. In the event that the parties have not agreed upon an allocation of the Purchase Price prior to Closing, the allocation of the Purchase Price shall be determined by an appraisal to be obtained within 120 days after the Closing Date. The appraiser performing the appraisal shall be mutually selected and engaged by Seller and Buyer. The parties shall cause the appraiser to consult with Buyer and Seller during the preparation of such appraisal, and the appraiser shall deliver drafts and the final appraisal to Buyer and Seller simultaneously. Buyer and Seller agree to be bound by such allocation and to file all returns and reports in respect of the transactions contemplated herein on the basis of such allocation. The cost of the appraisal shall be borne equally by Buyer and Seller.

3.   SELLER'S REPRESENTATIONS.
     ------------------------

     Seller represents, warrants, covenants and agrees to and with Buyer as follows:

     3.1.  Organization and Qualification. Seller is a partnership duly
           ------------------------------
organized and validly existing and in good standing under the laws of the State of Colorado, is duly qualified or licensed to do business and is in good standing in the State of California, and has all requisite partnership power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities and to carry on its business as such activities and business are currently conducted.

     3.2.  Authorization. Seller has full partnership power and authority to
           -------------
execute, deliver and perform this Agreement and to consummate the transactions contemplated in this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement on the part of Seller have been duly and validly authorized and approved by all necessary action on the part of Seller and the general partner of its constituent partners. This Agreement has been duly and validly executed and delivered by Seller, and is the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     3.3.  System Information. Schedule 3.3 sets forth a materially true and
           ------------------
accurate description of the following information as of the date specified in such Schedule:

          3.3.1 the approximate number of miles of activated aerial and underground plant included in the Assets;

          3.3.2  the approximate number of home passings of the System;

          3.3.3 a description of the services available from the System, including, Expanded Basic Service, basic tier, limited tier and other services available from the System, the rates charged by Seller for each, together with the approximate number of subscribers receiving each of the services, the approximate number of Equivalent Basic Subscribers, and any other charges by Seller for services to subscribers;

          3.3.4 the System's subscribers receiving free and/or discounted services;

          3.3.5 the channel and megahertz capacity of the System, the stations and signals carried by the System, the channel position of each such signal and station, and all frequencies utilized by the System (including system radius and designated coordinates reported to the FCC);

          3.3.6 a list of names of the licensors of each System pole attachment and conduit license, quantity of poles or feet of conduit licensed thereunder and current annual licensing fee per pole or per occupied foot of conduit;

          3.3.7 a list of all grantors of crossing permits, permit numbers, the location for which the permit is granted and current annual licensing fee for each such permits;

          3.3.8. a description of current and proposed marketing programs, policies and practices, and any proposed rate increases; and

          3.3.9  a list of incorporated communities in the franchise areas.

     3.4. No Other Operators. To the best of Seller's Knowledge, and except as
          ------------------
described on Schedule 3.4, as of the date of this Agreement: (i) the System is the only multiple channel operator presently serving the communities which it serves, (ii) no other multiple channel operator is presently contemplated by any Person in the communities now served by the System, and (iii) no franchises or other authorizations other than the Franchises have been issued or applied for with respect to the communities served by the System. Except as set forth on
Schedule 3.4, Seller is not, nor is any affiliate of Seller, a party to any agreement restricting the ability of a third party to operate a cable television system in the franchise areas in which the System is currently operating.

     3.5. Title to Personal Property. Schedule 3.5 contains a complete
          --------------------------
description of all material items of Personal Property, including an inventory of converters on hand, other than the Excluded Assets, as of the date specified in such Schedule. Except as described on Schedule 3.5, Seller has good and marketable title to all of the Personal Property, free and clear of all Liens, except ad valorem Taxes not yet due and payable, and at Closing Buyer will acquire good and marketable title to all of the Personal Property, free and clear of all Liens, except ad valorem taxes not yet due and payable. The Personal Property is in good operating condition and repair (reasonable wear and tear excepted) and reasonably fit for the purpose it is being used.

     3.6.  Franchises, Licenses, and Contracts.
           -----------------------------------

           3.6.1 Schedule 3.6 contains a description of all of the Franchises, Licenses and Contracts, as of the date of this Agreement, except for: (i) subscription agreements with individual residential subscribers for the cable services provided by the System in the ordinary course of business which may be canceled by the System without penalty on not more than 30 days notice; (ii) miscellaneous service contracts terminable at will without penalty; (iii) other Contracts not involving aggregate liabilities under all such Contracts exceeding $50,000.00; and (iv) other Contracts not involving any material nonmonetary obligation. Seller has delivered to Buyer true and complete copies of each of the Franchises, Licenses, and written Contracts, including any amendments thereto, other than Contracts described in clauses (i), (ii), (iii) and (iv) above and motor vehicle leases.

           3.6.2 Except as described on Schedule 3.6: (i) each of the Franchises, Licenses, and Assumed Contracts is valid, in full force and effect, and, enforceable in accordance with its terms against the parties thereto; (ii) there has not occurred any material default (without regard to lapse of time, the giving of notice, the election of any Person other than Seller, or any combination thereof) by Seller nor, to the Knowledge of Seller, has there occurred any default (without regard to lapse of time, the giving of notice, the election of Seller, or any combination thereof) by any Person other than Seller under any of the Franchises, Licenses, or Contracts, and neither Seller, nor to Seller's Knowledge, any Person, has given or received notice of termination, cancellation or dispute under any Franchises, Licenses or Contracts; and (iii) neither Seller nor, to the Knowledge of Seller, any other Person is in arrears in the performance or satisfaction of its material obligations under any of the Franchises, Licenses, or Assumed Contracts, and no waiver or indulgence has been granted by any of the parties thereto. None of the Contracts requires Buyer to assume, or Seller to cause Buyer to assume, such Contract as a condition to the transfer of the Assets and the System to Buyer.

     3.7.  No Conflicts; Consents. Except for the Consents described on Schedule
           ----------------------
3.7 or in any other Schedule to this Agreement, the expiration or earlier termination of the waiting period under the HSR, or as otherwise provided herein, the execution, delivery, and performance by Seller of this Agreement does not and will not: (i) conflict with or violate any provision of the partnership agreement of Seller or the certificate of limited partnership or partnership agreement of either partner of Seller; (ii) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate, or permit the acceleration, termination or modification of the performance required by any Contract, Franchise or License;
(iii) result in the creation or imposition of any Lien against or upon any of the Assets; or (iv) require any consent, approval, or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person. Except for the Consents described on
Schedule 3.7, or as otherwise provided in this Agreement, no consent, approval or authorization of, or filing with, any Governmental Authority or Person is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement by Seller.

     3.8.  Litigation. Except as described on Schedule 3.8, (i) there is no
           ----------
outstanding Judgment against Seller requiring Seller to take, or refrain from taking, any action of any kind with respect to the Assets or the operation of the System, or to which the System or the Assets are subject or by which they are bound or affected; and (ii) there is no Litigation pending or, to Seller's Knowledge, threatened, against Seller which individually or in the aggregate might result in any materially adverse change in the financial condition or operation of the System or adversely affect the Assets or the ability of Seller to perform its obligations under this Agreement. Except as described on Schedule 3.8, there are no proceedings pending to which Seller is a party or, to Seller's Knowledge, threatened, nor have any demands been made by any Governmental Authority, utility, pole or conduit lessor, or other Person, which seeks or could result in the termination, modification, suspension or limitation of Seller's rights or obligations with respect to the Franchises, Licenses, or Assumed Contracts.

     3.9.  Employment Matters.
           ------------------

           3.9.1 Neither Seller nor any Employee Benefit Plan or, any Multiemployer Plan (as those terms are defined in ERISA) maintained by Seller or to which Seller has or has had the obligation to contribute in respect of any of Seller's employees that render services in connection with the System is in violation of the provisions of ERISA; no reportable event, within the meaning of Title IV of ERISA, has occurred and is continuing with respect to any such Employee Benefit Plan or any such Multiemployer Plan; and no prohibited transaction, within the meaning of Title I of ERISA, has occurred with respect to any such Employee Benefit Plan or, any such Multiemployer Plan.

           3.9.2 There are no collective bargaining agreements applicable to any Persons employed by Seller that render services in connection with the System, and Seller has no duty to bargain with any labor organization with respect to any such Persons. There is not pending any unfair labor charges against Seller, any demand for recognition or any other request or demand from a labor organization for representative status with respect to any Persons employed by Seller that render services in connection with the System.

           3.9.3 Schedule 3.9 contains a true and complete list of the names, positions and dates of initial employment of all employees of the System. Seller has delivered to Buyer a true and correct list setting forth the present rates of compensation, bonus or other direct or indirect compensation and employee benefits of all employees of the System and any agreements, commitments or arrangements, whether written or oral, affecting such employees other than employee handbooks or other statements of employment policy. With respect to any Persons employed by Seller that render services in connection with the System, Seller is in material compliance with all applicable Legal Requirements respecting employment conditions and practices, has withheld all amounts required by any applicable Legal Requirements or Contracts to be withheld from wages or salaries, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     3.10. Taxes. Except as described on Schedule 3.10, (i) Seller has duly and
           -----
timely paid all Taxes with respect to the System and the Assets which have become due and payable by it; (ii) Seller has received no notice of, nor does Seller have any Knowledge of, any deficiency or assessment or proposed deficiency or assessment from any taxing Governmental Authority with respect to the Assets or the System; (iii) there are no audits pending with respect to the Assets or the System and there are no outstanding agreements or waivers by Seller that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes with respect to the System; and (iv) Seller has duly and timely filed all Tax returns and Tax reports required to be filed by Seller and all such returns and reports are accurate and complete in all material respects.

     3.11. Financial Statements. Seller has delivered to Buyer true, complete
           --------------------
and correct copies of the unaudited financial statements of the System for the year ended December 31, 1995, the year ended December 31, 1996 and true, correct and complete unaudited financial statements of the System for the six months ended June 30, 1997, prepared in accordance with GAAP consistently applied (the "Financial Statements"). The Financial Statements are true, correct and complete in all material respects with respect to the subject matter contained therein, and fairly present the results of the operations of the System for the periods covered thereby, and do not and will not omit to state or reflect any material fact required to be stated or reflected therein or necessary to make the statements therein not misleading, subject, however, to year end audit adjustments with respect to unaudited information, which adjustments are not material individually or in the aggregate.

     3.12. No Adverse Change. Except as described on Schedule 3.12, there has
           -----------------
been no material adverse change in the business, Assets or the financial condition or operations of the System since December 31, 1996, other than changes arising from matters of a general economic nature or matters caused by or arising from legislation, rulemaking or regulation affecting the cable television industry in general, and since such date, (i) the Assets and the financial condition and operations of the System have not been materially and adversely affected as a result of any fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or public force or otherwise, and (ii) no portion of the movable Personal Property has been removed from the System except in the ordinary course of business.

     3.13.  Compliance with Legal Requirements.
            ----------------------------------

            3.13.1 Except as described on Schedule 3.13, the operation of the System as currently conducted does not violate or infringe in any material respect any Legal Requirements currently in effect (other than the Legal Requirements described in Section 3.13.2, as to which the representations and
                          --------------
warranties set forth in that subsection will apply). Except as described on
Schedule 3.13, Seller has received no notice of any violation by Seller or the System of any Legal Requirement applicable to the operation of the System as currently conducted. Seller is not in default of or in violation with respect to any Judgment of any court, administrative agency or other Governmental Authority.

            3.13.2 Notwithstanding anything in this Agreement to the contrary, and except as described on Schedule 3.13, the System is in compliance in all material respects with the provisions of the Cable Act as such Legal Requirements apply to the System; provided, however, that Seller does not make any representations about rates charged to subscribers, other than the representation about rates charged to subscribers set forth below. Except as described on Schedule 3.13, Seller is in compliance in all material respects with the must-carry and reconsent provisions of the 1992 provisions of the Cable Act as they relate to the System. Seller has used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the Cable Act and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation at that date by any Governmental Authority, including any local franchising authority and/or the FCC, unless such rates were not subject to regulation pursuant to a specific exemption from rate regulation contained in the Cable Act other than the failure of any franchising authority to have been certified to regulate rates. Notwithstanding the foregoing, Seller makes no representations or warranties that rates charged to subscribers (a) are allowable under any rules or regulations of the FCC or any authoritative interpretation thereof or (b) would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, promulgated after the date of Closing. Seller has delivered to Buyer complete and correct copies of all reports and filings for the past three years made or filed pursuant to the Cable Act or FCC rules or regulations with respect to the System, including, without limitation, FCC Forms 159 (Remittance Advice), 159C, 320, 325, 328, 329, 393, 395A, 854, 1200, 1205, 1210, 1215, 1220, 1225, 1230 and 1240, copies of
Seller's material correspondence with any Governmental Authority relating to rate regulation generally or specific rates charged to subscribers of the System including, without limitation, copies of any complaints filed with the FCC with respect to Seller's rates charged to such subscribers (to the extent available to Seller) and any other documentation supporting an exemption from the rate regulation provisions of the Cable Act. As of the date of the Agreement,
Schedule 3.13 contains a list of all Franchise areas that are certified to regulate rates pursuant to the laws and regulations of the FCC and a list of all Franchises areas in which a complaint regarding cable programming services has been filed with the FCC and received by Seller. A request for renewal has been timely filed under Section 626(a) of the Cable Act with the proper Governmental Authority with respect to each franchise of the System expiring within 36 months of the date of this Agreement.

            3.13.3 Seller has conducted all system and microwave performance tests and all Cumulative Leakage Index ("CLI") related tests applicable to the System. Seller has (i) maintained appropriate log books and other record keeping which accurately and completely reflect in all material respects all results required to be shown thereon; (ii) to the extent required by the rules and regulations of the FCC, corrected any radiation leakage of the System required to be corrected in connection with Seller's monitoring obligations under the rules and regulations of the FCC; and (iii) otherwise complied in all material respects with all applicable CLI rules and regulations in connection with the operation of the System.

            3.13.4 Seller is in compliance with the Copyright Act and the rules and regulations of the Copyright Office with respect to the operation of the System, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the System as to which the Seller makes no representation. Seller is entitled to hold and does hold the compulsory copyright license described in Section 111 of the Copyright Act for all television and radio broadcast stations which are carried by the System, which compulsory copyright license is in full force and effect and has not been revoked, canceled, encumbered or adversely affected in any manner.

            3.13.5 The System is being operated in compliance with the Rules and Regulations of the Federal Aviation Administration ("FAA"). All existing towers of the System are obstruction marked and lighted in accordance with the Rules and Regulations of the FAA and FCC or are exempt from such requirements.

     3.14.  Environmental Laws and Regulations.
            ----------------------------------

          3.14.1 Except as set forth in Schedule 3.14, (i) Seller has not generated, used, transported, treated, stored, released or disposed of any Hazardous Substance in violation of any Legal Requirements; (ii) to Seller's Knowledge, there has not been any generation, transportation, treatment, storage, release or disposal of any Hazardous Substance by any Person in connection with the operation of the System that has created or might reasonably be expected to create any liability under any Legal Requirement; (iii) to Seller's Knowledge, no underground storage tank is contained within any Real Property owned by Seller; (iv) except for Hazardous Substances customarily used in the cable industry and utilized in compliance with Legal Requirements, to Seller's Knowledge, there is not located at, on, or under any real property owned by Seller, any Hazardous Substance, including, but not limited to, asbestos; and (v) any Hazardous Substance handled or dealt with by Seller in any way in connection with the System has been and is being handled or dealt with in all material respects in compliance with all applicable Legal Requirements.

            3.14.2 Seller has provided Buyer with complete and correct copies of (a) all studies, reports, surveys, or other written materials in Seller's possession relating to the presence or alleged presence of Hazardous Substances at, on, under or affecting the Real Property, (b) all notices or other materials in Seller's possession that were received from any Governmental Authority having the power to administer or enforce any Legal Requirement relating to current or past ownership, use or operation of the Real Property or activities at the Real Property; and (c) all materials in Seller's possession relating to any litigation or allegation by any private third party concerning Hazardous Substances affecting the Property.

     3.15.  Real Property. Schedule 3.15 contains a description of all the Real
            -------------
Property utilized by Seller in the operation of the System as now conducted. Seller has delivered to Buyer true and complete copies of all deeds, leases, easements, rights-of-way or other instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments). Seller has fee simple title to all of the fee estates (including the improvements thereon), listed in Schedule 3.15, free and clear of all Liens and encumbrances, except for (i) Liens for Taxes not yet due and payable; (ii) easements, rights-of-way, restrictions, restrictive covenants, and other encumbrances of record; (iii) any other claims or encumbrances which are described in Schedule 3.15; and (iv) any matters which an accurate survey of the fee estates would disclose. To the best of Seller's Knowledge, there are no easements, rights-of-way, restrictions, restrictive covenants, or other encumbrances of record which materially or adversely affect the use or value of the fee estate owned by Seller or which interfere with the current use of, or are violated by, any existing structure or use of the fee estates owned by Seller. Except as described on Schedule 3.15, all Real Property (including the improvements thereon) (A) is available to Seller for immediate use in the conduct of the business or operations of the System, (B) complies in all material respects with all applicable building or zoning codes and the regulations of any Governmental Authority having jurisdiction and (C) has access to and over public streets or private streets for which Seller has a valid right of ingress and egress. There are no eminent domain proceedings pending, or to Seller's Knowledge, threatened against the Real Property.

     3.16.  Non-Infringement. The operation of the System as currently conducted
            ----------------
does not infringe upon, or otherwise violate, the rights of any Person or entity in any copyright, trade name, trademark right, service mark, service name, patent, patent right, license, trade secret or franchise, and there is not pending or, to Seller's Knowledge, threatened any action with respect to any such infringement or breach.

     3.17.  Accounts Receivable. Seller is the true and lawful owner of the
            -------------------
Accounts Receivable and has good and clear title to each Account, free and clear of all Liens, with the absolute right to transfer any interest therein. Each such Account is (i) a valid obligation of the account debtor enforceable in all material respects in accordance with its terms, and (ii) in all material respects, a true and correct statement of the account for merchandise actually sold and delivered to, or for actual services performed for and accepted by, such account debtor in the ordinary course of business.

     3.18.  Books and Records. All of the books, records, and accounts of the
            -----------------
System are in all material respects true and complete, are maintained in accordance with good business practice and all applicable Legal Requirements, and accurately present and reflect in all material respects all of the transactions therein described.

     3.19.  Bonds. Schedule 3.19 contains an accurate and complete list of all
            -----
bonds (franchise, construction, fidelity, or performance) of Seller which are required to be maintained by Seller and which relate in any way to the ownership or use of the Assets or the operation of the System.

     3.20.  Insurance. All insurance policies pertaining to the System which are
            ---------
required to be obtained by Seller are in full force and effect on the date hereof, are valid and enforceable in accordance with their terms, are issued by financially sound and reputable insurance companies, and collectively insure all of the Assets of the System which are of an insurable character against loss or damage to the extent and in the manner customary and prudent for companies engaged in similar businesses or as required by any of the Franchises, Licenses, Assumed Contracts or applicable Legal Requirements.

     3.21.  Sufficiency of Assets. Except as described in this Agreement,
            ---------------------
Schedule 3.21, or as disclosed on any other Schedule to this Agreement, together with the Excluded Assets, the Assets collectively constitute all assets and rights that relate directly or indirectly to, are used or usable in, and are reasonably necessary to enable Buyer to operate the System as a going enterprise.

     3.22.  Accuracy of Schedules. All Schedules to this Agreement are accurate
            ---------------------
and complete in all material respects as of the date of this Agreement.

     3.23.  Disclosure. No representation or warranty by Seller, or any
            ----------
statement or certificate furnished by Seller to Buyer pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will at Closing contain any untrue statement of a material fact or omits or will at Closing omit to state a material fact necessary to make the statements contained therein not misleading.

     3.24  Inventory. Seller has, and at the Closing will have, an inventory of
           ---------
spare parts and other materials relating to the System of the type and nature, and maintained at a level, consistent with the past practices of the System.

4.   BUYER'S REPRESENTATIONS.
     -----------------------

     Buyer hereby represents, warrants, covenants and agrees to and with Seller, as follows:

     4.1.  Organization. Buyer is a limited liability company duly organized,
           ------------
validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own and lease the properties and assets it currently owns and leases and to conduct its activities and to carry on its business as such activities and business are currently conducted.

     4.2.  Authorization. Buyer has full power and authority to execute,
           -------------
deliver, and perform this Agreement and to consummate the transactions contemplated in this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated in this Agreement on the part of Buyer have been duly and validly authorized and approved by all necessary action on the part of Buyer, including appropriate resolutions, if necessary, of the members of the limited liability company. This Agreement has been duly and validly executed and delivered by Buyer, and is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     4.3.  Disclosure. No representation or warranty of Buyer, or any statement
           ----------
or certificate furnished by Buyer to Seller pursuant to this Agreement or in connection with the transaction contemplated by this Agreement, contains or will contain at Closing any untrue statement of a material fact or omits or will at Closing omit to state a material fact necessary to make the statements contained therein not misleading.

5.   COVENANTS.
     ---------

     5.1.  Seller's Pre-Closing Obligations. Seller covenants and agrees that,
           --------------------------------
from and after the execution and delivery of this Agreement until and including the Closing Date:

           5.1.1  Access. Seller shall give Buyer and its representatives full
                  ------
access during normal business hours to all of the properties, books, and records relating to the System, and furnish Buyer with such information concerning the Assets and the System as Buyer may reasonably request.

           5.1.2  Conduct of Business. Seller shall operate and maintain the
                  -------------------
System in the ordinary and usual course and in accordance with past practices, which shall include, without limitation, making capital expenditures in substantial accordance with the existing budget and maintaining appropriate staff and management personnel (consistent with past practices) at the System. Seller shall duly comply in all material respects with all applicable Legal Requirements, perform all of its material obligations under all of the Franchises, Licenses, and Contracts without default, and maintain the books, records, and accounts relating to the System in the usual, regular, and ordinary manner on a basis consistent with past practices. Seller shall use reasonable efforts to keep available the services of its employees providing services in connection with the System, continue normal marketing, advertising, and promotional expenditures with respect to the System, and use commercially reasonable efforts to preserve beneficial business relationships with all customers, suppliers, and others having business or other dealings with Seller relating to the System, including Governmental Authorities having jurisdiction over Seller. Seller shall maintain the Assets in good condition and repair, ordinary wear excepted, and Seller shall keep in effect the casualty and liability insurance covering the Assets at a level that is reasonable and appropriate and consistent with past practices. Seller shall not increase the compensation payable to any consultant or contractor, except as required by the terms of any contract or consistent with prior practices. Seller shall continue to follow its normal disconnect and late charge policies as described on
Schedule 5.1.

          5.1.3  Not Impair Performance. Without the prior written consent of
                 ----------------------
Buyer, Seller shall not intentionally take any action that would cause the conditions upon which the obligations of the parties hereto to effect the transactions contemplated hereby are subject not to be fulfilled.

          5.1.4  Negative Covenants. Seller shall not, except as Buyer may
                 ------------------
otherwise consent in writing: (i) modify, terminate, renew, suspend, or abrogate any Assumed Contract, provided that Seller may renew any retransmission consent agreement relating to the System and make non-material modifications to any Assumed Contract in the ordinary course of business without the consent of Buyer; (ii) except as otherwise provided herein, modify, terminate, renew, suspend, or abrogate any Franchise or License; (iii) transfer, convey, or otherwise dispose of any of the Assets except in the ordinary course of business (provided that Seller may use inventory and dispose of damaged or defective equipment or material in the normal course of business); (iv) take any action that would result in the creation of a Lien on any of the Assets; (v) engage in any marketing, subscriber installation, or collection practices that are inconsistent with the past practices of Seller; (vi) implement any increase or decrease in the rates charged for the System's Expanded Basic or other cable television services except as described on Schedule 3.3 or pursuant to a Legal Requirement or Judgment; (vii) solicit or participate in negotiations or knowingly permit any other person from so doing with any third party with respect to the sale of the Assets or the System or any transaction inconsistent with those contemplated hereby; or (viii) enter into any single Contract involving a commitment of more than $30,000 or any Contracts which in the aggregate involve a commitment of more than $50,000.

          5.1.5  Consents, Form 394's and Extension of Franchise. Except as
                 -----------------------------------------------
otherwise provided herein, Seller shall, at Seller's own cost and expense, use commercially reasonable efforts to obtain as promptly as possible all approvals, authorizations, and Consents required in order to consummate the transactions contemplated by this Agreement, including approvals of the FCC, Governmental Authorities, and other Persons to the transfer or assignment by Seller to Buyer of all rights under and pursuant to the Franchises, Licenses, and Assumed Contracts without material modification or change. As soon as practical after the date of this Agreement, the parties will cooperate with each other to complete, execute and deliver, or cause to be completed, executed and delivered to the appropriate Governmental Authority, an FCC Form 394 with respect to each System Franchise as to which such Form 394 is required. With respect to the Franchise for the City of Clearlake, Seller shall use commercially reasonable efforts and due diligence, and Buyer shall cooperate with and assist Seller in all reasonable respects, to have the Franchise extended or a term of not less than five (5) years on terms and conditions reasonably acceptable to Buyer and Seller.

          5.1.6  Employment Matters. Without Buyer's prior written consent,
                 ------------------
Seller shall make no change in the compensation payable or to become payable by Seller to any Person employed in connection with the conduct of the business or operations of the System, except in accordance with past practices. Notwithstanding the foregoing, Seller may incent employees to remain employees of the System through the Closing Date without violating this covenant. Seller shall not enter into any collective bargaining agreements with employees of the System. Between the date of this Agreement and the Date of Closing, neither Seller nor Jones Intercable, Inc. (collectively, the "Company") shall actively solicit or recruit employees of the System for employment within any other cable television systems directly or indirectly owned or operated by Seller or Jones Intercable, Inc. Notwithstanding the foregoing, the Company shall be permitted to continue to post job openings and opportunities within the Company to employees of the System through electronic mail or other postings. Nothing contained herein shall be construed to prevent the Company from discussing and/or offering System employees employment within the Company in the event that the Company is approached by employees of the System regarding employment opportunities. In the event that the Company makes an offer of employment to any System employee for a position outside of the System between the date of this Agreement and the Date of Closing, Company shall promptly provide Buyer with written notice of such offer at least thirty days prior to the date that such position is to take effect. In no event shall the Company be obligated to disclose the terms and conditions of such offer of employment to Buyer. During such thirty day period, Buyer shall be entitled to approach such System employee regarding employment opportunities with Buyer.

          5.1.7  Changes in Condition. Seller shall promptly inform Buyer in
                 --------------------
writing of any material adverse change in the condition (financial or otherwise), operations, assets, liabilities or business of the System.

     5.2.  Financial Information. At Buyer's request, Seller shall deliver to
           ---------------------
Buyer, within 30 days after the end of each month, true and complete copies of all financial, capital expenditure, subscriber reports and all other reports of Seller generated in the ordinary course of business with respect to the System, and such other reports as may be reasonably requested by Buyer and any reports with respect to the operation of the System prepared by or for Seller at any time from the date of this Agreement until the Closing.

     5.3.  Title Matters. Within 30 days following the date of this Agreement,
           -------------
Seller shall obtain and furnish to Buyer, at Seller's cost, title insurance commitments (the "Title Commitments") issued by a nationally recognized title insurer showing the status of record title to each fee parcel of Real Property owned by Seller, and agreeing to insure fee simple title to each such parcel, at Seller's cost, subject only to (i) zoning restrictions, prohibitions, and other requirements imposed by any Governmental Authority having jurisdiction over the Real Property; (ii) public utility easements of record; (iii) Liens for Taxes not yet due and payable; (iv) covenants, easements, rights-of-way, restrictions, and other similar encumbrances of record; and (v) matters which would be reflected on an accurate survey (collectively, the "Permitted Liens"). If Buyer shall notify Seller within 20 days of its receipt of the Title Commitments of any Lien or other matter affecting title to the Real Property which, in the determination of Buyer, renders title uninsurable or unmerchantable, or which could adversely affect the use or value of any parcel of the Real Property for the purpose for which it is currently used by Seller or which is otherwise not a Permitted Lien (each, a "Title Defect"), Seller shall exercise commercially reasonable efforts to remove or cause the title company to commit to insure over, each Title Defect prior to the Closing.

     5.4.  Employees of the System. Seller shall comply with the provisions of
           -----------------------
the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. (S) 2101, et seq., as it relates to the transaction contemplated hereby, and shall
      -- ----
indemnify and hold harmless Buyer from and against all Losses arising with respect thereto. Seller acknowledges that Buyer may, but shall have no obligation to, hire any of Seller's employees that render services in connection with the operation of the System; provided, however, that Buyer shall give Seller notice at least 60 days after the date of this Agreement or 45 days prior to Closing, whichever is earlier, of the names of any employee of the System to whom Buyer will not offer employment to on and after the Closing Date. Seller shall remain solely responsible for, and shall indemnify and hold harmless Buyer from and against all Losses arising with respect to, all salaries and all severance, vacation, sick, holiday, and other benefits to which employees of Seller may be entitled, as a result of consummation of the transaction contemplated hereby or otherwise.

     5.5.  Cooperation in Obtaining of Consents.
           ------------------------------------

           5.5.1 Buyer shall fully cooperate with Seller, do all things reasonably necessary to assist Seller, and use its commercially reasonable efforts to obtain all Consents necessary for the transfer of or assignment to Buyer of the Franchises, Leases and Assumed Contracts, including the furnishing of all financial and other information reasonably required by the party whose Consent is being sought.

           5.5.2 Subsequent to the Closing, Seller shall continue to use commercially reasonable efforts to obtain in writing any Consent required to be obtained by it that was not obtained on or before Closing, and deliver copies of such to Buyer, in a form reasonably satisfactory to Buyer. The obligations set forth in this subsection shall survive Closing and shall not be merged in the consummation of the transactions contemplated hereby.

     5.6.  HSR Act Compliance. Promptly after the date of this Agreement, Seller
           ------------------
and Buyer shall prepare and file proper premerger notification forms and affidavits in compliance with the HSR Act, if applicable. Seller and Buyer shall each pay one-half of all fees payable to Governmental Authorities in connection with such filings. If, following the filing of such forms, any Governmental Authority shall challenge the transaction contemplated hereby, or request additional filings or information, Seller and Buyer shall take preliminary steps to attempt to ascertain the nature of the challenge and the likelihood that the Governmental Authority will permit the transaction contemplated hereby to proceed notwithstanding the challenge. After taking such preliminary steps, (i) if the parties determine in good faith, that the Governmental Authority, may permit the transaction to proceed, the parties shall cooperate to contest such challenge and/or provide the additional filings or information; and (ii) if the parties determine, in good faith, that the Governmental Authority is not likely to permit the transaction to proceed, then neither Seller nor Buyer shall have any obligation to contest such challenge or make or provide any such filing or information, and, unless the other party determines to contest such challenge or provide such information or filings at their cost and expense, each shall be entitled, at its option, to withdraw its filing and terminate this Agreement; provided, however, that the election to terminate this Agreement by either party pursuant to the provisions hereof shall be made in good faith and shall not be based upon a de minimis request for information from any Governmental Authority.

     5.7.  Bulk Sales. Buyer waives compliance by Seller with Legal Requirements
           ----------
relating to bulk sales applicable to the transaction contemplated hereby and Seller shall indemnify Buyer with respect thereto.

     5.8.  Leased Vehicles. Seller shall pay the remaining balances on any
           ---------------
capital leases for motor vehicles and deliver title to such Personal Property to Buyer at Closing free and clear of all Liens.

     5.9.  Use of Names and Logos. For a period of ninety (90) days after
           ----------------------
Closing, Buyer shall be entitled to use the trademarks, trade names, service marks, service names, logos, and similar proprietary rights of Seller (collectively, " Trademarks") to the extent incorporated in or on the Assets transferred to it at Closing, provided that Buyer shall exercise efforts to remove all such names, marks, logos, and similar proprietary rights of the other from the Assets as soon as reasonably practicable following Closing. Buyer agrees to indemnify and hold Seller harmless from and against any and all Losses incurred by Seller in connection with Buyer's use of Seller's Trademarks.

      5.10. Transitional Billing Services. Seller shall provide to Buyer, upon
            -----------------------------
written request and at the cost of Buyer, subscriber billing services ("Transitional Billing Services") in connection with the System for a period of up to 120 days following Closing to allow for conversion of existing billing arrangements. Buyer shall notify Seller in writing at least 30 days prior to Closing as to whether it desires Seller to provide Transitional Billing Services. Each party shall cooperate with all reasonable requests by the other in connection with the first billing cycle following Closing. Buyer acknowledges that Seller is in the process of converting its billing system from a TBOL system to a DDP/SQL system. This conversion is currently scheduled to occur in late January or early February of 1998. Buyer acknowledges that during such conversion: (a) certain services of the System may be down for a period of time, including, but not limited to, pay-per-view services; and (b) certain computer terminals may be required to be replaced with personal computers. In the event that such computer terminals are required to be replaced with personal computers in connection with the conversion of the billing system, such replacement shall be at the sole cost and expense of Buyer. In the event that the conversion of the billing system occurs subsequent to Closing, Buyer shall cooperate with Seller in completing the conversion and allow Seller's agents and employees access to the System to effectuate the conversion.

      5.11  Reporting Requirements. Seller covenants and agrees that from time
            ----------------------
to time, upon the request of Buyer, and at the expense of Buyer, Seller shall:
(i) make promptly available to Buyer such financial information with respect to the System as Buyer may reasonably request in order to prepare any financial statements and financial statement schedules relating to the System which Buyer may be required to include in any registration statement, report, or other document which it files with the Securities and Exchange Commission or any state securities commission, in appropriate form as provided by applicable federal or state securities laws and the rules and regulations promulgated thereunder, and Seller shall request its present certified public accountants, Ernst & Young, to cooperate with Buyer in connection therewith, and (ii) use its reasonable efforts (without expense to Seller) to promptly obtain for Buyer any consent, report, opinion or letter of accountants required to be filed in connection therewith.

      5.12  Environmental Matters.
            ---------------------

            5.12.1 Seller has delivered to Buyer a Phase I Study for each Parcel of Real Property owned by Seller as set forth on Schedule 3.15 (the "Owned Property"). Within twenty (20) days after the execution of this Agreement, Seller shall commission a qualified engineering firm to conduct a Phase II Study for the Parcel of Owned Property designated as

Item 2 on Schedule 3.15 and an asbestos study for each Parcel of Owned Property. The Phase I Study, the asbestos study and the Phase II Study are each sometimes hereinafter referred to as a "Study." The cost of each Study shall be borne equally by Seller and Buyer. Each Study shall be prepared in accordance with ASTM Standard 1527-94. Within five (5) business days of its receipt of a completed Study, Seller shall deliver such Study to Buyer. Buyer shall have thirty (30) days from the date hereof, with respect to the Phase I Study, and 30 days from its receipt of any other Study to provide Seller with written notice (an "Environmental Condition Notice") of (i) any violation of any Legal Requirement disclosed by such Study, (ii) any facts disclosed by such Study which would reasonably indicate that the Owned Property may be in violation of any Legal Requirement at the time of such Study, (iii) any environmental condition that could reasonably be expected to impair the use or value of the affected Owned Property for the continued operation of the business of the System as operated by Seller, (iv) any environmental condition that could subject Buyer to any liability for fines, penalties or cleanup or response costs if the transaction contemplated hereby is consummated, or (v) any environmental condition that would cause a reasonable purchaser experienced in environmental matters to perform further investigation or testing before proceeding with the transfer of the Owned Property (collectively, "Environmental Conditions"). In the event that Seller has not received an Environmental Condition Notice from Buyer with respect to any Study in the manner and time period provided above, Buyer shall, subject to Buyer's rights elsewhere contained in this Agreement, be deemed to have accepted the environmental condition of the Owned Property disclosed in such Study.

          5.12.2 In the event that Buyer delivers an Environmental Condition Notice to Seller, the parties shall use good-faith efforts to ascertain the nature of the Environmental Condition, the potential liabilities to Seller and Buyer associated therewith, and the potential costs of remediating the Environmental Condition. In the event that: (a) Seller and Buyer mutually agree that the nature of the Environmental Condition and the potential liabilities associated therewith warrant further ascertainment and/or remediation; and (b) Seller and Buyer mutually agree upon an ascertainment and remediation plan, then Seller shall pay for the costs of further ascertainment and/or remediation ("Ascertainment and Remediation Costs") provided that in no event shall Seller's obligation with respect to such Ascertainment and Remediation Costs exceed $250,000. In the event that Seller and Buyer determine that the Ascertainment and Remediation Costs would exceed $250,000, then Buyer may elect (x) to terminate this Agreement with no cost or obligation on the part of Buyer or Seller; or (y) proceed to Closing, in which event Buyer shall receive a credit at Closing in the amount, if any, by which $250,000 exceeds the aggregate amount paid by Seller to third parties for Ascertainment and Remediation Costs, in which event Buyer shall assume all further obligations with respect to such Ascertainment and Remediation Costs. Notwithstanding anything to the contrary contained herein, in no event shall Seller be obligated to remediate or remove any asbestos located upon the Owned Property in the event that such asbestos is determined by the parties to be located upon the Owned Property in compliance with Legal Requirements.

           5.12.3 In the event that Buyer provides Seller with an Environmental Condition Notice and Seller and Buyer are unable to mutually agree upon an ascertainment and remediation plan as provided in Section 5.12.2 above by the
                                                  --------------
Closing Date, then either party may terminate this Agreement upon written notice to the other. Notwithstanding the foregoing, in the event that Seller elects to terminate this Agreement as provided above, Buyer may waive its objection to the Environmental Condition set forth in the Environmental Condition Notice by delivering written notice to Seller on or before the date which is five (5) business days after its receipt of Seller's termination notice, in which event this Agreement shall remain in full force and effect and the parties shall proceed to Closing as otherwise provided herein.


6.   CONDITIONS PRECEDENT.
     --------------------

     6.1.  Conditions Precedent to Buyer's Obligations. The obligations of
           -------------------------------------------
Buyer under this Agreement with respect to the purchase of the Assets shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions, any of which may be waived by Buyer:

           6.1.1  Accuracy of Representations: Performance of Agreements;
                  -------------------------------------------------------
Closing Certificate. All of the representations and warranties of Seller
-------------------
contained in this Agreement or any Transaction Document shall be true and correct in all material respects at and as of the Closing Date as if given on the Closing Date (except for representations and warranties expressly stated to be made only at and as of some other date), and Seller shall have complied with and performed in all material respects all of the agreements, covenants, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing. Seller shall have furnished Buyer with an executed certificate of the general partners of Seller dated as of the Closing, certifying to the fulfillment of the foregoing conditions.

           6.1.2  Consents. Seller shall have obtained and delivered to Buyer
                  --------
each of the Consents designated on Schedule 3.7 as material (the "Material Consents"), with no material modifications or adverse conditions imposed by such Consent.

           6.1.3  Title Commitments. Seller shall have furnished to Buyer the
                  -----------------
Title Commitments within the time period required by this Agreement.

           6.1.4  No Litigation. There shall be no Legal Requirement, and no
                  -------------
Judgment shall have been entered and not vacated by a final, unappealable order by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, which (i) enjoins, restrains, makes illegal, or prohibits consummation of the transaction contemplated by this Agreement, or (ii) requires separation or divestiture by Buyer of all or any portion of the

Assets after the Closing, and there shall be no Litigation pending or threatened that seeks, or which if successful would have the effect of, any of the foregoing.

           6.1.5 HSR Act Compliance. All waiting periods under the HSR Act
                 ------------------
applicable to this Agreement or the transaction contemplated hereby shall have expired or been terminated.

           6.1.6 Deliveries. Seller shall have made or stand willing to and able
                 ----------
to make all of the deliveries to Buyer set forth in Section 7.2.
                                                    -----------

           6.1.7 No Adverse Change. Between the date of this Agreement and the
                 -----------------
Closing Date, there shall have been (i) no material adverse change in the Assets or the System or its financial condition, taken as a whole, other than any change arising out of matters of a general economic nature or matters (including, without limitation, competition caused by or arising from multichannel multipoint distribution services and/or direct broadcast satellite and legislation, rulemaking or regulation) affecting the cable television industry generally, and (ii) no material loss, damage, impairment, confiscation or condemnation of any of the Assets that has not been repaired or replaced.

           6.1.8 Franchise Extension. The City of Clearlake shall have taken
                 -------------------
final action to extend the Franchise granted by the City of Clearlake and held by Seller as provided in Section 5.1.5 hereof.
                         -------------

           6.1.9 The Subscriber Estimate shall not be less than 16,650; provided, that if the Subscriber Estimate is less than 16,650, Buyer may elect to proceed with the Closing, in which event the EBS Adjustment Amount shall be $804,050.00 at the Closing, subject to the provisions of Section 2.5(b) hereof.
                                                         --------------

     6.2.  Conditions Precedent to Seller's Obligations. The obligations of
           --------------------------------------------
Seller under this Agreement with respect to the sale of the Assets shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, which may be waived by Seller:

           6.2.1 Accuracy of Representations; Performance of Agreements; and
                 -----------------------------------------------------------
Officer's Certificate. All of the representations and warranties of Buyer
---------------------
contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if given on the Closing Date, and Buyer shall have complied with and performed all of the agreements, covenants, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing. Buyer shall have furnished Seller with a member's certificate dated as of the Closing and executed by Mediacom LLC, certifying to the fulfillment of the foregoing conditions.

          6.2.2  No Litigation. There shall be no Legal Requirement, and no
                 -------------
Judgment shall have been entered and not vacated by any Governmental Authority of competent jurisdiction in any Litigation or arising therefrom, that enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement.

          6.2.3  HSR Act Compliance. All waiting periods under the HSR Act
                 ------------------
applicable to this Agreement or the transaction contemplated hereby shall have expired or been terminated.

          6.2.4  Deliveries. Buyer shall have made or stand willing and able to
                 ----------
make all the deliveries to Seller set forth in Section 7.3.
                                               -----------

          6.2.5  Consents. Seller shall have obtained each of the Material
                 --------
Consents. Notwithstanding the foregoing, Buyer shall be entitled to waive Seller's obligation to obtain any Material Consent other than those Consents necessary to transfer the Franchises; provided that Seller shall have no liability to Buyer for Seller's inability to procure such Consent.

7.   CLOSING.
     -------

     7.1. Time and Place. The consummation of the transfer and delivery of the
          --------------
Assets to Buyer and the receipt of the consideration therefore by Seller shall constitute the "Closing." Unless otherwise mutually agreed to by the parties, the Closing shall take place by mail and/or by facsimile. The parties agree that a signature on a document received by the other party via facsimile shall be deemed valid and binding if the original executed document is sent for delivery to the other party by an overnight courier service that guarantees overnight delivery. Closing shall occur on the first business day of the month immediately following the month in which all conditions set forth in Sections 6.1 and 6.2
                                                         --------------------
have been satisfied or waived (provided that such date is no less than ten (10) business days after all such conditions have been satisfied) or on such other date as Buyer and Seller shall mutually agree (the "Closing Date"). All allocations provided for hereunder shall be made as of the Adjustment Time on the Closing Date, except as otherwise agreed in writing by the parties. In no event shall the Closing be held later than February 27, 1998 (the "Outside Closing Date"), unless Buyer and Seller otherwise mutually agree.

     7.2. Seller's Deliveries. At the Closing, Seller shall deliver or cause to
          -------------------
be delivered to Buyer the following:

          7.2.1  Bill of Sale. An executed Bill of Sale, Assignment and
                 ------------
Assumption Agreement in the form attached hereto as Exhibit B;
                                                    ---------

          7.2.2  Vehicle Titles. Title certificates to all vehicles included
                 --------------
among the Assets, endorsed for transfer of title to Buyer, and separate bills of sale therefor if required by the laws of the state in which such vehicles are titled;

          7.2.3  Deeds: Documents of Conveyance and Transfer. Executed grant
                 -------------------------------------------
deeds conveying to Buyer, subject only to Permitted Liens, each fee parcel of the Real Property and assignments of all rights of Seller in any Real Property not owned by Seller;

          7.2.4  Certificate. The certificate described in Section 6.1.1;
                 -----------                               -------------

          7.2.5  Consents. The original of each Consent received by Seller and
                 --------
the original (to the extent such original is reasonably available, and if not so available, a copy) of each Material Consent.

          7.2.6  Franchises, Licenses. Assumed Contracts. and Business Records.
                 -------------------------------------------------------------
To the extent not previously delivered, copies of all Franchises, Licenses, Assumed Contracts, customer and subscriber lists, blueprints, schedules, drawings, plans, projections, engineering records, and all files and records used by Seller in connection with its operation of the System;

          7.2.7  Opinions of Counsel. The opinion of Elizabeth M. Steele,
                 -------------------
Seller's counsel, addressed to Buyer and dated as of the Closing Date, substantially in the form attached hereto as Exhibit C; and the opinion of Cole,
                                             ---------
Raywid, & Braverman, LLP, Seller's FCC Counsel, addressed to Buyer and dated as of the Closing Date, substantially in the form attached here as Exhibit F;
                                                                ---------

          7.2.8  Noncompete. The Noncompetition Agreement substantially in the
                 ----------
form attached hereto as Exhibit D, duly executed by Seller;
                        ---------

          7.2.9  Indemnity Escrow Agreement. An executed counterpart of an
                 --------------------------
Indemnity Escrow Agreement substantially in the form attached hereto as Exhibit A; and
---------

          7.2.10 Other Documents.
                 ---------------

                 (a) Subject to the review and approval of Buyer, revised Schedules, certified by Seller as being true and correct in all material respects as of the Closing Date; and

                 (b) Such other documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transaction contemplated by this Agreement.

     7.3. Buyer's Obligations. At the Closing, Buyer shall deliver or cause to
          -------------------
be delivered to Seller the following:

          7.3.1  Purchase Price. The Purchase Price, payable as provided in
                 --------------
Section 2.4;
-----------

          7.3.2  Bill of Sale, Assignment and Assumption Agreement. An executed
                 -------------------------------------------------
counterpart of an Assumption Agreement, substantially in the form attached hereto as Exhibit B;
          ---------

          7.3.3  Officer's Certificate. The certificate described in Section
                 ---------------------                               -------
6.2.1;
-----
          7.3.4  Opinion of Counsel. An opinion of Cooperman Levitt Winikoff
                 ------------------
Lester and Newman, P.C., Buyer's counsel, substantially in the form of
Exhibit E;
---------

          7.3.5  Noncompete. An executed counterpart of the Noncompetition
                 ----------
Agreement substantially in the form attached hereto as Exhibit D;
                                                       ---------

          7.3.6  Indemnity Escrow Agreement. An executed counterpart of an
                 --------------------------
Indemnity Escrow Agreement substantially in the form attached hereto as Exhibit A; and
---------

          7.3.7  Other Documents. Such other documents and instruments as shall
                 ---------------
be necessary to effect the intent of this Agreement and consummate the transaction contemplated by this Agreement.

8.   TERMINATION.
     -----------

     8.1. Termination Events. This Agreement may be terminated and the
          ------------------
transaction contemplated by this Agreement may be abandoned:

          8.1.1  at any time, by the mutual agreement of Buyer and Seller;

          8.1.2 at any time, by either Buyer or Seller if the other is in material breach or default of its respective covenants, agreements, or other obligations in this Agreement, or if any of the other's representations in this Agreement or any Transaction Document are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, except that the party in breach or default shall be given notice by the other party and an opportunity to begin and a reasonable period of time to diligently pursue a cure before the other party shall terminate this Agreement;

          8.1.3 by either Buyer or Seller, upon written notice to the other, if any of the conditions to its obligations set forth in Sections 6.1 and 6.2,
                                                      --------------------
respectively, shall not have been satisfied on or before the Outside Closing Date for any reason other than a material breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects;

          8.1.4 by Seller or Buyer as provided in and subject to the provisions of Section 5.12 hereof; or
   ------------

          8.1.5  as otherwise provided in this Agreement.

     8.2. Effect of Termination.
          ---------------------

          8.2.1  Costs and Return of Information. Without limiting any other
                 -------------------------------
provision of this Section 8.2, if the transaction contemplated by this Agreement
                  -----------
is terminated and abandoned as provided herein: (i) each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or shareholders) shall be liable to any other party for any costs, expenses or damages except as expressly specified herein; (ii) each party shall re-deliver all documents, work papers and other materials of the other party relating to the transaction contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; (iii) all confidential information received by either party hereto shall be treated in accordance with
Section 10.1 hereof; and (iv) neither party hereto shall have any liability or
------------
further obligation to the other party to this Agreement except (a) as stated in subparagraphs (ii) and (iii) of this Section 8.2.1, and (b) to the extent
                                     --------------
applicable, as set forth in Sections 8.2.2 and 8.2.3 below.
                            ------------------------

          8.2.2  Buyer's Remedies. If both (a) this Agreement is terminated
                 ----------------
prior to Closing by Buyer pursuant to Section 8.1.2 or 8.1.3 as a result of a
                                      ----------------------
breach by Seller in any material respect of any of its representations and warranties made herein or its covenants or agreements made herein and (b) Buyer is not in breach in any material respect of any of its representations and warranties made herein or its covenants or agreements made herein, the Deposit and all accrued interest thereon shall be returned to Buyer, and Buyer shall have, in addition to its right to receive the Deposit and all accrued interest thereon, the right to seek monetary damages from Seller; provided, however, that
                                                         --------  -------
such damages shall be limited to $1,000,000.00; and provided further, that in no
                                                    ----------------
event shall Buyer be entitled to make any claim against Seller for, nor be entitled to damages from Seller for, any anticipated profits it lost as a result of Buyer's not acquiring the System; and provided further, that nothing in this
                                         ----------------
Section 8.2.2 shall be an admission by Seller that Buyer shall be entitled to
-------------
damages for anticipated profits under any circumstances. If Seller defaults in the performance of its obligations under this Agreement, Buyer shall be entitled, in addition to any other remedies that may be available, to request Seller to specifically perform its obligations under this Agreement, if necessary, through injunction, court order or other process, and to recover from Seller any costs or expenses reasonably incurred by Buyer in connection therewith.

          8.2.3  Seller's Remedies. If both (a) this Agreement is terminated
                 -----------------
prior to the Closing by Seller pursuant to Section 8.1.2. or Section 8.1.3 as a
                                           -------------     -------------
result of a breach by Buyer in any material respect of any of its representations and warranties made herein or its covenants or agreements made herein and (b) Seller is not in breach in any material respect of any of its representations and warranties made herein or its covenants or agreements made herein, then Seller shall have as its sole and exclusive remedy the right to receive the Deposit and all interest accrued thereon as liquidated damages and not as a penalty.

9.   SURVIVAL OF REPRESENTATIONS AND INDEMNITY.
     -----------------------------------------

     9.1. Survival of Representations, Warranties and Covenants. All
          -----------------------------------------------------
representations, warranties, covenants and agreements contained in this Agreement and in any Transaction Document shall be deemed continuing representations, warranties, covenants and agreements and shall survive Closing for a period ending on the date which is one year after the Closing Date, except for representations and warranties set forth in Section 3.10 (Taxes), Section
                                                ------------          -------
3.5 (Title to Personal Property) and Section 3.14 (Environmental Laws and
---                                  ------------
Regulations), which shall survive for the period of the applicable statutes of limitations. If Closing occurs, neither party shall have liability to the other (for indemnification or otherwise) with respect to any representation or warranty unless, on or prior to the end of the applicable survival period, such party is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known to the claiming party.

     9.2. Seller's Indemnity. Seller shall indemnify and hold Buyer, its
          ------------------
affiliates, officers, directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, harmless from and against any Losses arising out of or resulting from:

          9.2.1 all actual or purported liabilities and obligations of Seller, and all claims and demands made in respect thereof, whether or not known or asserted at or prior to the Closing (except the Assumed Liabilities);

          9.2.2 the operation of the System, including, but not limited to, any third party claims arising from or related to, periods prior to the Adjustment Time; and

          9.2.3 any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement or any Transaction Document.

     Notwithstanding the provisions of Section 9.1 above, Seller's
                                       -----------
indemnification obligations to Buyer for the matters set forth in Sections
                                                                  --------
9.2.1 and 9.2.2 shall survive Closing indefinitely.
---------------

     9.3. Buyer's Indemnity. Buyer shall indemnify and hold Seller, its
          -----------------
affiliates, officers, directors, employees, agents, and representatives, and any Person claiming by or through any of them, as the case may be, from and against any Losses arising out of or resulting from:

          9.3.1  the Assumed Liabilities;

          9.3.2  the operation of the System subsequent to the Adjustment Time;
and

          9.3.2 any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of Buyer under this Agreement or any Transaction Document.

     9.4  Procedure for Indemnified Third Party Claim. Promptly after receipt
          -------------------------------------------
by a party entitled to indemnification under this Agreement (the "Indemnitee") of written notice of the assertion or the commencement of any Litigation with respect to any matter referred to in Sections 9.2 and 9.3, the Indemnitee shall
                                     --------------------
give written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto. Failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder unless the Indemnitee's failure to give the Indemnitor timely notice materially limits or prejudices the Indemnitor's ability to defend, in which case such failure of the Indemnitee to give the Indemnitor notice shall relieve the Indemnitor of its indemnification obligations. In case any Litigation shall be brought against any Indemnitee, the Indemnitor shall be entitled to participate in such Litigation, such Litigation may not be settled by the Indemnitee without the consent of the Indemnitor, and, at the request of the Indemnitee, the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Indemnitor and the Indemnitee, at the Indemnitor's reasonable expense. If the Indemnitor and the Indemnitee cannot agree on the choice of a single counsel, both the Indemnitor and the Indemnitee shall have separate counsel at the Indemnitor's expense provided that Indemnitor's obligations hereunder with respect to expenses incurred by Indemnitee shall be limited to expenses and fees reasonably incurred by the Indemnitee. If the Indemnitor shall assume the defense of any Litigation, it shall not settle the Litigation unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such Litigation.

     9.5  Determination of Indemnification Amounts. Seller and Buyer shall have
          ----------------------------------------
no liability under Sections 9.2 and 9.3, respectively, unless the aggregate
                   --------------------
amount of Losses otherwise subject to its indemnification obligations thereunder exceeds $100,000 (the "Threshold Amount"); provided, however, that (i) when the Losses of an Indemnitee exceed the Threshold Amount, the Indemnitor shall be liable for the Indemnitee's aggregate Losses of the Threshold Amount and any Losses in excess of the Threshold Amount and (ii) the Threshold Amount shall not apply to claims for which Seller is required to indemnify Buyer under Sections 9.2.1 and 9.2.2. All Losses shall be computed net of any insurance proceeds received which reduces the Losses that would otherwise be sustained.

     9.6   Indemnity Escrow - Limitation on Damages. As described in Section 2.4
           ----------------------------------------                  -----------
above, at Closing, the Deposit is to be retained by Escrow Agent and applied in accordance with the terms of the Indemnity Escrow Agreement. In no event shall any claims against Seller, or any general partner thereof, arising out of or related to this Agreement exceed two million one hundred forty thousand dollars ($2,140,000) either individually or in the aggregate except for any claims arising from (i) fraud on the part of Seller in connection with this Agreement or the transactions contemplated hereby; (ii) claims for breach by Seller, or any general partner thereof, of its Noncompetition Agreement; or (iii) claims for which Seller is required to indemnify Buyer pursuant to the provisions of
Section 9.2.1 and 9.2.2 above.
-----------------------

     9.7.  Determination of Indemnification Amounts and Related Matters.
           ------------------------------------------------------------

           9.7.1 Amounts payable by the Indemnitor to the Indemnitee in respect of any Losses under this Section 9 shall be payable by the Indemnitor to the
                         ---------
Indemnitee promptly upon agreement by Indemnitor or final determination of the validity of such claim for Losses.

           9.7.2 In calculating amounts payable to an Indemnitee under this Agreement, the amount of the indemnified Losses shall be "grossed-up" by the amount of any increase in the Indemnitee's liability for Taxes resulting from indemnification by the Indemnitor under this Agreement.

10.  CONFIDENTIALITY AND PRESS RELEASES.
     ----------------------------------

     10.1. Confidentiality. Except as may be required by law, each party shall
           ---------------
hold in strict confidence all documents, information, or data, whether written or oral, relating to the System and furnished to the other party or its employees, members, lenders, agents, advisors or consultants (collectively, the "Confidential Information"). If the transaction contemplated hereby should not be consummated, such confidence shall be maintained, and all such Confidential Information and all copies thereof shall immediately be destroyed, or returned to the appropriate party. For the purposes of this Agreement, the following shall not be considered Confidential Information: (a) information that was known by the receiving party, its directors, officers, employees, advisors, consultants or affiliates prior to the disclosure thereof by the party delivering such information; (b) information that is or becomes generally available to the general public other than as a result of a disclosure made directly or indirectly by the party receiving information hereunder in breach of the provisions hereof; (c) information that is independently developed by the party receiving information hereunder, its directors, officers, employees, advisors, consultants or its affiliates; or (d) information that is or becomes available to the party receiving information hereunder on a nonconfidential basis from a source other than the party providing information hereunder or its directors, officers, or employees, provided that such source is not known by the party receiving information hereunder to be bound by any obligation of confidentiality in relation thereto.

     10.2.  Press Releases. No press release or public disclosure, either
            --------------
written or oral, of the existence or terms of this Agreement shall be made by either Buyer or Seller prior to the Closing without the consent of the other, and Buyer and Seller shall each furnish to the other advance copies of any release which it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which Buyer or Seller, as the case may be, proposes to make such press release. This provision shall not, however, be construed to prohibit any party from making any disclosures in accordance with the rules and regulations of any Governmental Authority with which it is required to comply under any Legal Requirement, or from filing this Agreement with, or disclosing the terms of this Agreement to, any governmentally regulated institutional lender to such party.

11.  BROKERAGE FEES. Buyer and Seller represent and warrant to the other that it
     --------------
has not incurred any obligations or liabilities, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Agreement or the transactions contemplated hereby for which it will have any liability, except (i) Seller has retained The Jones Group, Ltd. (the "Group") as its sole broker and finder in connection with this Agreement and the transaction contemplated hereby, and Seller has agreed to pay the entire commission of the Group. Buyer shall have no liability or responsibility for the commission payable to Group. Seller shall indemnify and hold Buyer harmless against and in respect of any breach by it of the provisions of this Section
                                                                     -------
11, and Buyer shall indemnify and hold Seller harmless against and in respect of
--
any breach by it of the provisions of this Section 11.
                                           ----------

12.  CASUALTY LOSSES. The risk of any loss or damage to the Assets resulting
     ---------------
from fire, theft or any other casualty (except reasonable wear and tear) shall be borne by Seller at all times prior to the Adjustment Time. In the event that any such loss or damage shall be sufficiently substantial so as to preclude and prevent within thirty (30) days from the occurrence of the event resulting in such loss or damage resumption of normal operations of any material portion of the System or replacement or restoration of the lost or damaged Assets, Seller shall immediately notify Buyer in writing of its inability to resume normal operations or to replace or restore the lost or damaged Assets, and Buyer, at any time within 10 days after receipt of such notice, may elect by written notice to Seller to either (i) waive such defect and proceed toward consummation of the transaction in accordance with terms of this Agreement, or (ii) terminate this Agreement. If Buyer elects to terminate this Agreement, Buyer and Seller shall stand fully released and discharged of any and all obligations hereunder. If Buyer shall elect to consummate the transaction contemplated by this Agreement notwithstanding such loss or damage and does so, all insurance proceeds payable as a result of the occurrence of the event resulting in such loss or damage shall be delivered by Seller to Buyer, or the rights thereto shall be assigned by Seller to Buyer if not yet paid over to Seller and the Purchase Price shall be reduced by the amount of any deductible.

13.  MISCELLANEOUS.
     -------------

     13.1.  Further Assurances. From time to time after the Closing, Seller
            ------------------
shall, if reasonably requested by Buyer, make, execute and deliver to Buyer such additional assignments, bills of sale, deeds and other instruments of transfer, as may be necessary or proper to transfer to Buyer all of Seller's right, title, and interest in and to the Assets.

     13.2.  Notices. All notices, requests, demands, and other communications
            -------
required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) mailed, registered or certified mail, return receipt requested, postage prepaid, (ii) delivered by hand, (iii) sent by facsimile transmission, or (iv) delivered by courier, to the following addresses, or at such other address as a party may designate by notice given in accordance with this Section 13.2:
                     ------------

          (i)  If to Seller:

               Jones Cable Income Fund 1-B/C Venture
               c/o Jones Intercable, Inc.
               9697 East Mineral Avenue
               P.O. Box 3309
               Englewood, Colorado 80155-3309
               Attention: President
               Facsimile: (303) 799-4675

               With a copy to:

               Jones Intercable, Inc.
               9697 East Mineral Avenue
               P.O. Box 3309
               Englewood, Colorado 80155-3309
               Attention: General Counsel
               Facsimile: (303) 799-1644

          (ii)  If to Buyer:
                Mediacom California LLC
                c/o Mediacom LLC
                90 Crystal Run Road Suite 406-A
                Middletown, N.Y. 10940
                Attn: Rocco B. Commisso
                Facsimile: (914) 695-2699

                With copies to:
                Cooperman Levitt Winikoff Lester & Newman, P.C.
                800 Third Avenue, 30th Floor
                New York, New York 10022
                Attn: Robert L. Winikoff, Esq.
                Facsimile: (212) 755-2839

     Notices delivered personally or by courier shall be effective upon delivery to the intended recipient. Notices transmitted by facsimile transmission shall be effective when confirmation of transmission is received. Notices delivered by registered or certified mail shall be effective on the delivery date set forth on the receipt of registered or certified mail, or three days after deposit in the mail, whichever is earlier.

     13.3.  Assignment: Binding Effect. Neither party may assign this Agreement
            --------------------------
or any interest herein without the prior written consent of the other party, except that Buyer may assign this Agreement to any entity controlling, controlled by or under common control with Buyer, in which case Buyer shall have no further liability or obligation under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     13.4.  Expenses. Each party shall bear its own expenses and the fees and
            --------
expenses of its legal counsel, accountants, and other experts incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated by this Agreement.

     13.5.  Taxes. Any sales, use, transfer or documentary taxes imposed in
            -----
connection with the sale and delivery of the Assets and rights acquired by Buyer under this Agreement shall be paid by Buyer; provided, however, that Seller agrees to reimburse Buyer for one-half of any such taxes paid.

     13.6.  Collection of Accounts. Except as otherwise provided herein, from
            ----------------------
and after the Closing Date, Buyer shall have the right and authority, at its expense, to collect for its account all items to which it is entitled as provided in this Agreement and to endorse with the name of Seller any checks or drafts received on account of any such items.

     13.7.  Entire Agreement; Amendments; Waivers. This Agreement merges all
            -------------------------------------
previous negotiations between the parties hereto (including, but not limited to, the terms and provisions of any letter of intent) and constitutes the entire agreement and understanding between the parties with respect to the subject matter of this Agreement. No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power, or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power, or privilege shall preclude the further or full exercise thereof.

     13.8.  Counterparts. This Agreement may be executed in one or more
            ------------
counterparts with the same effect as if all of the signatures on such counterparts appeared on one document. All executed counterparts shall together constitute one and the same agreement.

     13.9.  Severability. If any provision of this Agreement or the application
            ------------
thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     13.10. Schedules and Exhibits: Headings. All references herein to
            --------------------------------
Schedules and Exhibits are to the Schedules and Exhibits attached hereto, which shall be incorporated in and constitute a part of this Agreement by such reference. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.

     13.11. Governing Law. The validity, performance, and enforcement of this
            -------------
Agreement and all Transaction Documents, unless expressly provided to the contrary, shall be governed by the laws of the State of California, without giving effect to the principles of conflicts of law of such State.

     13.12. Third Parties: Joint Ventures. This Agreement constitutes an
            -----------------------------
agreement solely among the parties hereto, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any Person (including but not limited to any employee or former employee of Seller) other than the parties hereto and their respective successors, or assigns, or otherwise constitute any Person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

     13.13. Construction. This Agreement has been negotiated by Buyer and
            ------------
Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

     13.14. Attorneys' Fees. Notwithstanding any other provision of this
            ---------------
Agreement, the prevailing party in any Litigation between Seller and Buyer with respect to this Agreement or the transactions contemplated hereby shall be entitled to recover from the nonprevailing party its reasonable attorneys' fees and costs of Litigation.

     13.15  Commercially Reasonable Efforts. For the purposes of this Agreement,
            -------------------------------
"commercially reasonable efforts" will not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.



                           [Execution Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                          SELLER:

                          JONES CABLE INCOME
                          FUND 1-B/C VENTURE
                          a Colorado general partnership

                          By:  Jones Cable Income Fund 1-B, Ltd.,
                               a General Partner

                          By:  Jones Cable Income Fund 1-C, Ltd.,
                               a General Partner

                               By:  Jones Intercable, Inc.,
                                    their General Partner

                                    By: /s/ Elizabeth M. Steele
                                       -------------------------------
                                    Name: Elizabeth M. Steele
                                         -----------------------------
                                    Title: Vice President
                                          ----------------------------



                         BUYER:

                         MEDIACOM CALIFORNIA LLC, a Delaware
                         limited liability company

                         By: Mediacom LLC, a New York limited liability company, a Member


                                    By: /s/ Rocco B. Commisso
                                       -------------------------------
                                    Name: Rocco B. Commisso
                                         -----------------------------
                                    Title: Manager
                                          ----------------------------